UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 10, 2025

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 419-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 per share par value	IP	New York Stock Exchange
Indicate by check
Common Stock, $1 per share par value	IPC	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS.

Item 1.01.	Entry into a Material Definitive Agreement

On February 14, 2025, DS Smith Limited (“DS Smith”), a wholly owned subsidiary of International Paper Company (“International Paper”), announced separate invitations (each such invitation, a “Consent Solicitation”) to eligible holders of its outstanding (i) €600,000,000 0.875 percent Notes due September 12, 2026 (the “2026 Notes”); (ii) €850,000,000 4.375 percent Notes due July 27, 2027 (the “2027 Notes”); (iii) £250,000,000 2.875 percent Notes due July 26, 2029 (the “2029 Notes”); and (iv) €650,000,000 4.500 percent Notes due July 27, 2030 (the “2030 Notes”), in each case issued by DS Smith under its Euro-Medium Term Note Programme (each a “Series” and, together, the “Notes”) to consent to, amongst other things, certain modifications to the terms and conditions (the “Conditions”) of, and the trust deed (the “Trust Deed”) for, the relevant Series to provide for (i) the removal of the obligation for DS Smith to prepare audited and unaudited consolidated accounts; (ii) the amendment of certain events of default to align more closely with certain equivalent provisions included in the documentation relating to debt securities issued by International Paper and to allow additional flexibility for potential reorganisation of DS Smith’s subsidiaries, if required, now that DS Smith and its subsidiaries are part of the International Paper group; and (iii) certain consequential modifications to the applicable Conditions and Trust Deed for the relevant Series in relation to items (i) and (ii) above (together, the “Proposed Amendments”). As consideration for the holders of the Notes consenting to the Proposed Amendments, it was proposed that DS Smith procure a guarantee from International Paper, to guarantee the payment obligations of DS Smith under the Notes. The full principal amount of each Series of Notes issued by DS Smith remains outstanding as of the date hereof.

On March 10, 2025, separate meetings (each a “Meeting” and together the “Meetings”) of the holders of each Series of Notes were held in connection with the Consent Solicitations, during which, in respect of each Meeting, an Extraordinary Resolution was passed approving the Proposed Amendments. Following the passing of the Extraordinary Resolutions and the satisfaction of the other conditions relating to the Consent Solicitations, DS Smith has executed and delivered a Supplemental Trust Deed in respect of each Series to implement the Proposed Amendments, and International Paper has executed and delivered a deed of guarantee in respect of each Series to guarantee the payment obligations of DS Smith under such Series.

Accordingly, with effect from March 10, 2025, International Paper has become the guarantor of each Series.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.	Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

10.1	Deed of Guarantee dated March 10, 2025 entered into by International Paper Company in respect of the 2026 Notes.

10.2	Deed of Guarantee dated March 10, 2025 entered into by International Paper Company in respect of the 2027 Notes.

10.3	Deed of Guarantee dated March 10, 2025 entered into by International Paper Company in respect of the 2029 Notes.

10.4	Deed of Guarantee dated March 10, 2025 entered into by International Paper Company in respect of the 2030 Notes.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY
Dated: March 11, 2025
	By:	/s/ Joseph R. Saab
	Name:	Joseph R. Saab
	Title:	Senior Vice President, General Counsel and Corporate Secretary